Exhibit 32

CERTIFICATION PURSUANT TO

18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report of Anpath Group, Inc. (the “Registrant”) on Form 10-K for the year ending March 31, 2014, as filed with the Securities and Exchange Commission on the date hereof (the “Annual Report”), we, J. Lloyd Breedlove, CEO and Stephen J. Hoelscher, CFO of the Registrant, certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1) The Annual Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Annual Report fairly presents, in all material respects, the financial condition and result of operations of the Registrant.

Date:	July 15, 2014	By:	/s/J. Lloyd Breedlove
J. Lloyd Breedlove, Chief Executive Officer and President

Date:	July 15, 2014	By:	/s/Stephen J. Hoelscher
Stephen J. Hoelscher, Chief Financia Officer and Secretary